Exhibit 99.1

ServiceSource announces new Chief Financial Officer
Interim CFO Simon Biddiscombe to transition through June 30th

SAN FRANCISCO, April 6, 2015 - ServiceSource® (NASDAQ:SREV), the global leader in recurring revenue and customer success management, today announced that it has named Robert Pinkerton as the company's Chief Financial Officer, effective April 6, 2015.

Mr. Pinkerton has over 25 years of operational finance, capital markets and investment banking experience. Most recently he was Senior Vice President of Corporate Development for TeleTech Holdings, Inc. (NASDAQ: TTEC), a multi-national leader in analytics driven technology enabled services focused on customer engagement. Prior to Teletech, Mr. Pinkerton was CFO and Interim CEO of T3Media, a portfolio company of Investcorp and Shamrock Capital Advisors. He joined T3Media after being CFO of Alpine Access, Inc., the largest provider of home-based services in the contact center industry. Mr. Pinkerton was also divisional CFO and Corporate Treasurer for CSG International, Inc. (NASDAQ: CSGS), a leading provider of billing and customer care SaaS and licensed software solutions to the top 100 global communications companies. He began his finance career as an investment banker with Continental Bank and Paribas Merchant Banking. Mr. Pinkerton has an M.B.A. from the University of Chicago and a B.A. from the University of Rochester.

"I am very pleased to have Bob join the ServiceSource team," said Christopher M. Carrington, ServiceSource CEO. "Bob brings a broad set of executive skills around corporate finance, accounting, and capital markets, and his ability to get deep into the inner workings of a company and make improvements that drive shareholder value is second to none."

"I am excited about the opportunity to join ServiceSource. As a pioneer and market leader in the recurring revenue management industry, ServiceSource has a bright future," said Mr. Pinkerton. "That future is going to be driven by our applying the talents of our team to growing revenues while achieving maximum return on our expenses and deployed capital."

Concurrent with Mr. Pinkerton joining the company, Simon Biddiscombe, previously Interim Chief Financial Officer, will remain with ServiceSource as Chief Strategy Officer through June 30, 2015. Mr Biddiscombe will then be available for consultation through September 30, 2015. "I would like to thank Simon for his significant contributions over the last six months. Simon's leadership and contributions have been instrumental in helping ServiceSource get back on a path to profitability and growth," said Mr. Carrington.

"I am very pleased with the significant progress we made driving financial discipline within ServiceSource during my time as Interim Chief Financial Officer," said Mr. Biddiscombe. "We have driven down costs, strengthened processes and honed execution with the team at ServiceSource, and I am confident the momentum we have built will continue. This is an appropriate time to transition to the Chief Financial Officer who will continue to drive the initiatives forward in a permanent capacity."

About ServiceSource

ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert managed services, cloud software and best-practice processes proven to increase customer success, drive revenue growth and decrease churn from existing customers. ServiceSource's solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. Thanks to ServiceSource, another customer is renewed every 47 seconds. For more information, go to www.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the benefits of ServiceSource offerings, our managed services and/or our cloud platform and application. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

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Trademarks

ServiceSource, Renew OnDemand, Scout and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Investor Relations Contact for ServiceSource:
ServiceSource
Erik Bylin
(415) 901-4182
ebylin@servicesource.com